Exhibit 99.1
Phreesia Announces Refinancing of Bridge Loan with New $275 Million Revolving Credit Facility
Company repaid $20 million of bridge loan during fiscal fourth quarter and fully refinanced remaining balance with new long-term credit facility
ALL-REMOTE COMPANY/WILMINGTON, Del. — March 16, 2026 — Phreesia, Inc. (NYSE: PHR) ("Phreesia" or the "Company") today announced the refinancing of its existing bridge loan (the “Bridge Loan”) by its entry into a new credit agreement providing for a senior secured revolving credit facility (the "New Credit Facility") of up to $275 million in aggregate principal amount, with Capital One, National Association (“Capital One”) serving as agent for the lenders. The Company borrowed approximately $92.2 million under the New Credit Facility at closing and used the proceeds to repay all outstanding indebtedness and obligations under the Bridge Loan, which was terminated without penalty. Remaining availability under the New Credit Facility may be used for working capital, capital expenditures, permitted acquisitions and other general corporate purposes.
The Bridge Loan, a 364-day $110 million secured term loan with Goldman Sachs Bank USA dated November 12, 2025, was used to fund a portion of the consideration for the acquisition of AccessOne Parent Holdings, Inc. and its subsidiaries (the “AccessOne Acquisition”). During the fiscal quarter ended January 31, 2026, the Company repaid $20 million of the outstanding principal balance of the Bridge Loan.
The New Credit Facility also replaces the Company's existing $50 million senior secured asset-based revolving credit facility with Capital One, which had no outstanding borrowings and was terminated without penalty in connection with the closing of the New Credit Facility.
“This refinancing is consistent with our stated plan to replace the bridge loan with a long-term revolving credit facility,” said Chaim Indig, Phreesia’s CEO and Co-Founder. “The new facility reduces our borrowing costs and enhances our longer-term financial flexibility.”
For more information, please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 16, 2026.

About Phreesia
Phreesia is a trusted leader in patient activation, giving healthcare providers, life sciences companies and other organizations tools to help patients take a more active role in their care. Founded in 2005, Phreesia enabled approximately 170 million patient visits in 2024—1 in 7 visits across the U.S.—scale that we believe allows us to make meaningful impact. Offering patient-driven digital solutions for intake, outreach, education and more, Phreesia enhances the patient experience, drives efficiency and improves healthcare outcomes.
To learn more, visit phreesia.com.

Forward-Looking Statements
This press release includes express or implied statements that are not historical facts and are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. These statements include, but are not limited to, statements regarding our borrowing costs and financial flexibility. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, risks associated with: the ability to integrate operations or realize any operational or corporate synergies and other benefits from the AccessOne Acquisition; our ability to effectively manage our growth and meet our growth objectives; our focus on the long-term and our investments in growth; the competitive environment in which we operate; our ability to comply with the covenants in the New Credit Facility; changes in market conditions and receptivity to our products and services; our ability to develop and release new products and services and successful enhancements, features and modifications to our existing products and services; our ability to maintain the security and availability of our platform; the impact of cyberattacks, security incidents or breaches impacting our business; changes in laws and regulations applicable to our business model; our ability to make accurate predictions about our industry and addressable market; our ability to attract, retain and cross-sell to healthcare services clients; our ability to continue to operate effectively with a primarily remote workforce and attract and retain key talent; our ability to realize the intended benefits of our acquisitions and partnerships; difficulties in integrating our acquisitions and investments; artificial intelligence that can impact our business, including by posing security risks to our confidential information, proprietary information and personal data, increasing our regulatory and compliance burden and increasing competition; and other general market, political, economic and business conditions (including from the U.S. federal government, tariff and trade issues, and the warfare and/or political and economic instability in Ukraine, the Middle East or elsewhere). The forward-looking statements contained in this letter are also subject to other risks and uncertainties, including those listed or described in our filings with the SEC, including in our Annual Report on Form 10-K for the fiscal year ended January 31, 2025 and subsequent quarterly reports on Form 10-Q. The forward-looking statements in this letter speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this letter to reflect events or circumstances after the date of this letter or to reflect new information or the occurrence of unanticipated events, except as required by law.

Contacts
Investors:
Balaji Gandhi
Phreesia, Inc.
investors@phreesia.com
(929) 506-4950

Media:
Nicole Gist
Phreesia, Inc.
nicole.gist@phreesia.com
(407) 760-6274